Exhibit 10.3

OMNIBUS AMENDMENT TO THE

INDIVIOR 2024 LONG-TERM INCENTIVE PLAN

INDIVIOR LONG-TERM INCENTIVE PLAN

INDIVIOR GROUP DEFERRED BONUS PLAN 2018

INDIVIOR UK SAVINGS RELATED SHARE OPTION PLAN

This omnibus amendment (this “Amendment”) by Indivior Pharmaceuticals, Inc., a Delaware corporation (the “Company”), effective as of commencement of trading of the shares of the Company’s common stock on the Global Select Market of The Nasdaq Stock Market LLC (the “Effective Time”), amends each of the (i) Indivior 2024 Long-Term Incentive Plan (the “2024 LTIP”), (ii) Indivior Long-Term Incentive Plan (the “LTIP”), (iii) Indivior Group Deferred Bonus Plan 2018 (the “DBP”), and (iv) Indivior UK Savings Related Share Option Plan (the “2014 Savings Plan” and the 2024 LTIP, LTIP, DBP and 2014 Savings Plan collectively, the “Plans” and each, a “Plan”). Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the applicable Plan, except as otherwise provided herein.

WHEREAS, Section 13.1 of the 2024 LTIP, Section 13.1 of the LTIP, Section 17.1 of the DBP and Section 12.1 of the 2014 Savings Plan provide that the Compensation Committee of the Board of the Directors of Indivior PLC may amend the Plan from time to time;

WHEREAS, as of the Effective Time, the Company will assume the Plans and all rights and obligations under the Plans; and

WHEREAS, the Compensation Committee of the Board of the Directors of the Company (the “Committee”) has determined it to be in its best interests to amend the Plans as set forth herein.

NOW, THEREFORE, BE IT RESOLVED THAT, the Plans shall be amended as follows, effective as of the Effective Time:

1. The name of each Plan shall be amended in its entirety as follows:

The 2024 LTIP shall be the “Indivior Pharmaceuticals, Inc. 2024 Long-Term Incentive Plan”.

The LTIP shall be the “Indivior Pharmaceuticals, Inc. Long-Term Incentive Plan”.

The DBP shall be the “Indivior Pharmaceuticals, Inc. Deferred Bonus Plan 2018”.

The 2014 Savings Plan shall be the “Indivior Pharmaceuticals, Inc. UK Savings Related Share Option Plan”.

2. The definition of “Company” in each Plan shall be amended and restated in its entirety as follows: ““Company” means Indivior Pharmaceuticals, Inc., a Delaware corporation, and its successors by operation of law.”

3. The definition of “London Stock Exchange” in each Plan shall be amended and restated in its entirety as follows: ““Applicable Exchange” means the Global Select Market of The Nasdaq Stock Market LLC, the London Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.” References to “London Stock Exchange” shall be replaced by references to “Applicable Exchange”. Any references to “London Stock Exchange” in the Plans shall be replaced with “Applicable Exchange”.

4. The definition of “Market Value” in each of the 2024 LTIP and the LTIP shall be amended and restated in its entirety as follows: ““Market Value” means, in relation to a Share on any date: (i) the closing per Share sales price as reported by the Global Select Market of The Nasdaq Stock Market LLC (or any other national stock exchange or quotation system on which the Shares may be listed or quoted) for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if the Committee so determines, such closing per Share sales price for any other trading date (or the average of such closing per Share sales price for any trading dates) occurring before the relevant date, as the Committee may determine, provided that such trading dates do not fall within any period when Dealing Restrictions apply to the Participant in respect of the Award or the Shares subject to the Award (and, in the case of a US Participant, such basis is in accordance with US Treasury Regulation 1.409A-1(b)(5)(iv)(A)).”

5. The definition of “Market Value” in the DBP shall be amended and restated in its entirety as follows: ““Market Value” means, in relation to a Share on any date: (i) the closing per Share sales price as reported by the Global Select Market of The Nasdaq Stock Market LLC (or any other national stock exchange or quotation system on which the Shares may be listed or quoted) for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if the Committee so determines, such closing per Share sales price for any other trading date (or the average of such closing per Share sales price for any trading dates) occurring before the relevant date, as the Committee may determine, provided that such trading dates do not fall within any Restricted Period applicable to the Participant in respect of the Award or the Shares subject to the Award (and, in the case of a US Taxpayer, such basis is in accordance with US Treasury Regulation 1.409A-1(b)(5)(iv)(A)).”

6. References to “shareholder” or “shareholders” in each Plan shall mean “stockholder” or “stockholders”, respectively, of Indivior Pharmaceuticals, Inc.

7. References to the name and address of the Company contained in each Plan shall instead refer to Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike Suite 125, North Chesterfield, VA 23235.

8. To the extent that Shares are required to, or may, be issued pursuant to an Award (including any Option), shares of the Company’s common stock, par value $0.001 per share, will be issued upon the exercise or settlement (as applicable) of any such Award (including any Option) previously granted under the Plan, including, for the avoidance of doubt, an Award (including any Option) that was granted and outstanding prior to the Effective Time.

9. Until surrendered and exchanged, each award certificate delivered to a Participant pursuant to a Plan and evidencing outstanding Shares immediately prior to the Effective Time shall, for all purposes of the applicable Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Effective Time.

10. Except as modified by this Amendment, all of the terms and conditions of the Plans shall remain valid and in full force and effect.

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